                                                                    Exhibit 11.1



                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)




                                                                                  Three Months Ended December 31,
                                                          ------------------------------------------------------------------------
                                                                        2002                                    2001
                                                          --------------------------------        --------------------------------
                                                              Basic             Diluted                Basic           Diluted
                                                          -------------      -------------        --------------    --------------
     I.  Shares Outstanding, Net of Treasury
            Stock Purchased and Options
            Exercised During the Period:

               Stock, net                                     6,592,884          6,592,884             6,632,884         6,632,884
               Purchase of treasury stock (weighted)
                                                          -------------      -------------        --------------    --------------
                                                              6,592,884          6,592,884             6,632,884         6,632,884


    II.  Weighted Equivalent Shares:

               Assumed options and warrants exercised                               10,418                                 120,746
                                                          -------------      -------------        --------------    --------------


   III.  Weighted Average Shares and Equivalent Shares        6,592,884          6,603,302             6,632,884         6,753,630
                                                          =============      =============        ==============    ==============

    IV.  Net Income (Loss)                                $         245      $         245        ($         272)   ($         272)
                                                          =============      =============        ==============    ==============


     V.  Net Income (Loss) Per Share                      $         .04      $         .04        ($         .04)   ($         .04)
                                                          =============      =============        ==============    ==============




